SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant   [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material under ss. 240.14a-12


                       First Trust Exchange-Traded Fund II
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                (Name of Registrant as Specified in Its Charter)


          -------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No Fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO OMITTED]  First Trust

December 23, 2010

                         URGENT-YOUR RESPONSE IS NEEDED
                                 1-866-530-8634





"Address 1"
"Address 2"
"Address 3"
"Address 4"
"Address 5"
"Address 6"
"Address 7"

Re: Your Fund managed by First Trust Advisors L.P.
    ----------------------------------------------

Dear Shareholder,

We have been trying to get in touch with you regarding an extremely important matter pertaining to your investment in one or more of the Funds managed by First Trust Advisors L.P. ("First Trust"). This matter pertains to the advisory services performed by First Trust, and therefore, it is extremely urgent that we speak to you.

First Trust currently serves as investment advisor to each of the Funds in the First Trust Fund Complex. On October 12, 2010, James A. Bowen, the President of First Trust, acquired 100% of the voting stock of The Charger Corporation, the general partner of First Trust, which resulted in the automatic termination of the investment management agreements for the Funds. In this regard, each of the Funds managed by First Trust is asking shareholders to approve new investment management agreements with First Trust.

It is imperative that we hear from you on this matter. PLEASE CALL 1-866-530-8634 (toll free) between 9:00 a.m. and 11:00 p.m. EST Monday to Friday and Saturday 12:00 p.m. to 6:00 p.m. We do not require you to provide any personal information when calling, and the call will only take a few minutes of your time.

Your prompt response is greatly appreciated. If you have already responded, thank you for your time.


Sincerely,

/s/ James A. Bowen

James A. Bowen
President




                                    NOBO ETF

[LOGO OMITTED]  First Trust


                         FIRST TRUST US IPO INDEX FUND
                 FIRST TRUST NYSE ARCA BIOTECHNOLOGY INDEX FUND
          FIRST TRUST NASDAQ(R) CLEAN EDGE(R) GREEN ENERGY INDEX FUND
                       FIRST TRUST ISE CHINDIA INDEX FUND
                 FIRST TRUST ISE REVERE NATURAL GAS INDEX FUND
               FIRST TRUST VALUE LINE(R) 100 EXCHANGE-TRADED FUND
                 FIRST TRUST ISE GLOBAL WIND ENERGY INDEX FUND
    FIRST TRUST NASDAQ(R) CLEAN EDGE(R) SMART GRID INFRASTRUCTURE INDEX FUND


December 23, 2010


Re: Special Meeting of Shareholders


Dear Shareholder:

As of September 30, 2010, you owned shares of at least one of the Funds listed above managed by First Trust Advisors L.P. Recently, we sent you proxy materials for the Funds' Special Meeting of Shareholders scheduled for December 6, 2010. The meeting has been adjourned to January 3, 2011. In order to conduct the formal business of the meeting we need sufficient proxy voting participation by shareholders. We have received voting instructions from other shareholders, but as of the date of this letter, your vote has not been received. Due to the size of your investment, your vote is very important to the Fund.

More information regarding this Special Meeting and the proposals can be found in the proxy statement. If you would like another copy of the proxy statement or have any proxy-related questions, please call 1-866-530-8634, extension 7062 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

The Board of Trustees has carefully considered the proposal, believes the proposal to be in the best interests of shareholders, and unanimously recommends that you vote FOR the proposal.

Whichever method you choose to vote, your vote matters and will help your Fund to obtain the required number of votes and to avoid additional costs of further solicitation. Please help your Fund by taking a moment to cast your vote today. Thank you for your participation.


Sincerely,

/s/ W. Scott Jardine

W. Scott Jardine
Secretary of the Funds

_______________________________________________________________________________

PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE USING ONE OF THE VOTING OPTIONS LISTED BELOW.

[GRAPHIC OMITTED]   1. VOTE BY TOUCH-TONE PHONE. You may cast your vote by
                       telephone by calling the toll-free number found on the enclosed proxy ballot(s).

[GRAPHIC OMITTED]   2. VOTE VIA THE INTERNET. You may cast your vote using the
                       Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

[GRAPHIC OMITTED]   3. VOTE BY MAIL. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided. IF POSSIBLE, PLEASE UTILIZE ONE OF THE ABOVE VOTING OPTIONS SO THAT YOUR VOTE WILL BE RECEIVED BEFORE JANUARY 3, 2011.


                                                                             OBO